                                                                    EXHIBIT 99.1

                                                            For Information
                                                            ---------------
                                                            Mark A. Hellerstein
                                                            Robert T. Hanley
                                                            303-861-8140

FOR IMMEDIATE RELEASE

           ST. MARY COMPLETES ACQUISITION OF OIL & GAS PROPERTIES
                            FROM BURLINGTON RESOURCES

DENVER,  December 10, 2002 - St. Mary Land &  Exploration Company (NYSE: SM)
today announced that the previously  announced  agreement to acquire oil and gas properties  in the Williston  Basin of Montana and North Dakota from  Burlington
Resources  Oil &  Gas  Company LP was  completed  on  December 3, 2002 for a purchase price of $69.1 million in cash after normal purchase price  adjustments including the allocation of revenues and expenses from the properties  from July
1, 2002 until the closing date. The Company  utilized cash on hand and a portion of its existing credit facility to fund the acquisition.

This release may contain forward-looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward-looking statements.
These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating risks, market conditions for the acquisition of oil and gas properties, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St. Mary's 2001 Annual Report on
Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

                                                                    PR-02-19